UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2015

MannKind Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50865	13-3607736
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

28903 North Avenue Paine Valencia, California		91355
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (661) 775-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. of Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Issuance of New 5.75% Convertible Senior Subordinated Exchange Notes due 2018 in Exchange for Existing 5.75% Senior Convertible Notes due 2015

On July 28, 2015, MannKind Corporation (the “Company”) entered into privately-negotiated exchange agreements (the “Note Exchange Agreements”) with select holders of its outstanding 5.75% Senior Convertible Notes due 2015 (the “2015 notes”), pursuant to which the Company agreed to issue $27.7 million aggregate principal amount of new 5.75% Convertible Senior Subordinated Exchange Notes due 2018 (the “2018 notes”) to the holders in exchange for the delivery to the Company of the same principal amount of 2015 notes.

The 2018 notes will be the Company’s general, unsecured, senior obligations, except that the 2018 notes will be subordinated in right of payment to the outstanding notes issued pursuant to the Company’s Facility Agreement, dated July 1, 2013, as amended, with Deerfield Private Design Fund II, L.P. and Deerfield Private Design International II, L.P., and the Company’s borrowings under its secured loan facility with an affiliate of Sanofi-Aventis U.S. LLC. The 2018 notes will rank equally in right of payment with the Company’s other unsecured senior debt, including any 2015 notes that remain outstanding after the completion of the exchange transactions. The 2018 notes will bear interest at the rate of 5.75% per year on the principal amount, payable semiannually in arrears in cash on February 15 and August 15 of each year, beginning February 15, 2016, with interest accruing from August 15, 2015. The 2018 notes will mature on August 15, 2018.

The 2018 notes will be convertible, at the option of the holder, at any time on or prior to the close of business on the business day immediately preceding the stated maturity date, into shares of the Company’s common stock at a conversion rate of 147.0859 shares per $1,000 principal amount of 2018 notes, which is equal to a conversion price of approximately $6.80 per share, the same conversion price as that of the 2015 notes. The conversion rate will be subject to adjustment under certain circumstances to be described in an indenture governing the 2018 notes (the “Indenture”), including in connection with a make-whole fundamental change.

If certain fundamental changes occur, the Company will be obligated to pay a fundamental change make-whole premium on any 2018 notes converted in connection with such fundamental change by increasing the conversion rate on such 2018 notes. In such instances, the amount of the fundamental change make-whole premium will be based on the Company’s common stock price and the effective date of the applicable fundamental change.

If the Company undergoes certain fundamental changes, except in certain circumstances, each holder of 2018 notes will have the option to require the Company to repurchase all or any portion of that holder’s 2018 notes. The fundamental change repurchase price will be 100% of the principal amount of the 2018 notes to be repurchased plus accrued and unpaid interest, if any.

On or after the date this is one year following the original issue date of the 2018 notes, the Company will have the right to redeem for cash all or part of the 2018 notes if the last reported sale price of its common stock exceeds 130% of the conversion price then in effect for 20 or more trading days during the 30 consecutive trading day period ending on the trading day immediately prior to the date of the redemption notice. The redemption price will equal the sum of 100% of the principal amount of the 2018 notes to be redeemed, plus accrued and unpaid interest.

Issuance of Common Stock in Exchange for Existing Senior Convertible Notes due 2015

Also on July 28, 2015, the Company entered into separate, privately-negotiated exchange agreements (the “Stock-for-Note Exchange Agreements”) with other select holders of the 2015 notes, pursuant to which the Company agreed to issue shares of its common stock, par value $0.01 per share (the “Exchange Shares”), to such holders in exchange for the their delivery to the Company of up to $56.9 million aggregate principal amount of 2015 notes.

Pursuant to the Stock-for-Note Exchange Agreements, the exchange transactions will generally be priced over a 10 trading day period spanning from July 29, 2015 to and including August 11, 2015 (each, an “Exchange Date”). The number of Exchange Shares related to each Exchange Date will equal approximately 1/10th of the total principal amount of the 2015 notes to be exchanged, divided by the exchange price for such date. The exchange price for each such date will be the greater of 95.75% of the daily volume-weighted average price (“VWAP”) of the Company’s common stock for such date and 95.75% of a floor price, which floor price will initially be 94.5% of the daily VWAP on July 28, 2015, but may be adjusted by the Company for any trading day by providing notice to the holders prior to 9:00 a.m. Eastern Time on such day. On any Exchange Date on which the daily VWAP is lower than the floor price in effect on such date, each holder will have the option, but not the obligation, to complete the portion of the exchange associated with such date. In the event the Company modifies the initial floor price for any trading day during the exchange period, the Company will promptly publish the modified floor price on the Investor Relations page of its corporate website (http://investors.mannkindcorp.com/index.cfm). Information contained in the Company’s website does not constitute a part of this report.

The foregoing descriptions of the Note Exchange Agreements, the Stock-for-Note Exchange Agreements, the Indenture and the 2018 notes do not purport to be complete and are qualified in their entirety by reference to the final documents or forms thereof, copies of which the Company expects to file as exhibits to a subsequent filing with the Securities and Exchange Commission.

On July 29, 2015, the Company issued a press release announcing its entry into the Note Exchange Agreements and the Stock-for-Note Exchange Agreements. A copy of the press release is attached as Exhibit 99.1 to this report.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report regarding the 2018 notes and the Indenture is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this report is incorporated by reference into this Item 3.02. The Company offered the Exchange Shares and the 2018 notes in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Generally, the closings of each stock-for-notes exchange is expected to occur on the second trading day following each Exchange Date on which the number of shares to be exchanged for the applicable portion of the 2015 notes is determined.

The closing of the note-for-note exchanges is expected to occur upon or shortly after certain closing conditions, including the finalization of the Indenture, have been satisfied.

This report does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Forward-Looking Statements

This report contains forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995, including statements regarding the completion and timing of the transactions contemplated by the Note Exchange Agreements and the Stock-for-Note Exchange Agreements, the total number of shares to be issued pursuant to the exchange agreements, and the aggregate principal amount of 2015 notes to be exchanged. Words such as “believes”, “anticipates”, “plans”, “expects”, “intends”, “will”, “goal”, “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the Company’s current expectations based on information currently known to the Company, and involve known and unknown risks and uncertainties, which include, without limitation, risks associated with the satisfaction of closing conditions under the exchange agreements, whether and to what extend the holders of the 2015 notes will elect to complete stock-for-notes exchanges on any particular scheduled Exchange Date if the price of the Company’s common stock is below the floor price on such date, and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2015. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of MannKind Corporation, dated July 29, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2015	MANNKIND CORPORATION

	By:	/s/ David Thomson, Ph.D., J.D.
David Thomson, Ph.D., J.D.
Corporate Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of MannKind Corporation, dated July 29, 2015